Exhibit 21.1
FURMANITE CORPORATION SUBSIDIARY LIST
FURMANITE CORPORATION
Furmanite Germany, Inc.
Management Services Furmanite Holding GmbH
Furmanite Technische Dienstleistungen GmbH
Furmanite Industries Service GmbH
Xtria LLC
Kaneb Financial Corporation
Furmanite Equipment Leasing Company LLC
Furmanite Worldwide, Inc.
Furmanite America Inc.
Furmanite US GSG LLC
Furmanite Canada Corp
Furmanite International Finance Limited
Furmanite Offshore Services, Inc.
Furmanite Aruba N.V.
Self Leveling Machines, Inc.
Furmanite SAS
Furmanite Holding BV
Furmanite Mechanical Technology Services (Shanghai) Co., Ltd.
Furmanite GSG BV
Metaholding BV
Metalock BV
Furmanite BV
Furmanite Limited
Furmatec Limited
Furmanite 1986
Furmanite International Ltd.
IPSCO International Limited
Furmanite Middle East SPC
Furmanite West Africa Limited
Furmanite GSG Limited
Furmanite Holding AS
Furmanite AS (Norway)
CMS: Corrosion Monitoring Services AS
Furmanite AB
Furmanite A/S
Furmanite GSG BV
Furmanite BVBA
Furmanite Singapore PTE Ltd.
Furmanite Malaysia LLC
Specialty Industrial Services Sdn. Bhd.
Furmanite (Malaysia) Sdn. Bhd.
Furmanite Australia Pty Ltd
Furmanite NZ Limited
Xanser Investment
Xanser Services LLC (merged with Xanser Financial July 2009)
as of March 2011